UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

Registrant’s telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
Huntsman Corporation	Common Stock, par value $0.01 per share	HUN	New York Stock Exchange
Huntsman International LLC	NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 9, 2026, Huntsman International LLC (“HI”), a wholly-owned subsidiary of Huntsman Corporation, entered into a Credit Agreement with Citibank, N.A., as Administrative Agent and Collateral Agent, and the lenders thereto, in connection with an $800 million senior secured revolving credit facility (the “Credit Agreement”). HI may increase the credit facility commitments by up to $400 million, plus additional amounts, subject to certain leverage ratio tests and the satisfaction of certain conditions set forth in the Credit Agreement. Unless previously terminated in accordance with its terms, the Credit Agreement will mature on February 9, 2031.

The obligations of HI under the Credit Agreement are secured by a lien on substantially all of the U.S. personal property assets of HI and certain of its wholly-owned domestic subsidiaries (subject to certain exclusions) and are guaranteed by such wholly-owned domestic subsidiaries.

Borrowings under the Credit Agreement will bear interest, at HI’s option at a rate determined by the Alternate Base Rate, Term SOFR Rate, Adjusted EURIBOR Rate or SONIA (each, as defined in the Credit Agreement), subject to a 0.00% floor with respect to Alternate Base Rate borrowings, and an applicable margin that ranges from 0.50% to 1.00% per annum with respect to Alternate Base Rate borrowings and 1.50% to 2.00% per annum with respect to Term Benchmark borrowings (as defined in the Credit Agreement) and SONIA borrowings, based on HI’s leverage ratio, as calculated in accordance with the Credit Agreement. HI is also required to pay certain fees in connection with the Credit Agreement, including commitment fees on a quarterly basis in respect of the unutilized portion of the commitments under the Credit Agreement and certain fees to each of the lenders upon the effectiveness of the Credit Agreement.

The Credit Agreement contains customary representations and warranties, as well as affirmative and negative covenants. Negative covenants include, among others, customary covenants that restrict the ability of HI and its restricted subsidiaries, without the approval of requisite lenders, to engage in certain fundamental transactions, incur debt and liens, enter into transactions with affiliates and make certain restricted payments and restricted investments, in each case, as set forth in the Credit Agreement and subject to certain thresholds and exceptions. Additionally, the Credit Agreement contains financial covenants regarding the leverage ratio and fixed charge coverage ratio of HI and its restricted subsidiaries. The Credit Agreement also contains other customary covenants and events of default for secured credit facilities of this type. Upon an event of default that is not cured or waived within any applicable cure periods, in addition to other remedies that may be available to the lenders, the obligations under the Credit Agreement may be accelerated.

The foregoing does not constitute a complete summary of the terms of the Credit Agreement. The description of the terms of the Credit Agreement is qualified in its entirety by reference to such agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement, on February 9, 2026, HI terminated all commitments and repaid all obligations under HI’s existing credit agreement, dated as of May 20, 2022, among HI, Citibank, N.A., as Administrative Agent, and the lenders party thereto (as previously amended, restated, amended and restated, supplemented or otherwise modified).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.

Number	Description of Exhibits
10.1	Credit Agreement, dated February 9, 2026, among Huntsman International LLC, Citibank, N.A., as Administrative Agent and Collateral Agent, and the lenders thereto
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION HUNTSMAN INTERNATIONAL LLC

By:	/s/ Claire Mei
Claire Mei
Vice President and Treasurer

Date: February 13, 2026